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Exhibit 23.4

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-4 No. 333-XXXX) and related Prospectus of Assertio Holdings, Inc. for the registration of 43,860,220 shares of its common stock and to the incorporation by reference therein of our reports dated March 10, 2020, with respect to the consolidated financial statements of Assertio Therapeutics, Inc. and the effectiveness of internal control over financial reporting of Assertio Therapeutics, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2019, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Chicago, Illinois
April 7, 2020

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  Exhibit 23.4
  CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM